UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 27, 2002

CREDENCE SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-22366	94-2878499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Fourier Avenue, Fremont, California	94539
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 657-7400

None
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On November 27, 2000, the Credence Systems Corporation issued a press release announcing the agreement to acquire Optonics, Inc.

Item 7.    Exhibits.

(c)    Press Release disseminated on November 27, 2000 announcing the agreement to acquire Optonics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION (Registrant)

Date: November 27, 2002	By:	/s/ Byron Milstead
	Name: Title:	Byron Milstead Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release disseminated on November 27, 2000 announcing the agreement to acquire Optonics, Inc.